UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 19, 2010

LIGHTING SCIENCE GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 2A, 1227 South Patrick Drive, Satellite Beach, FL 32937

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (321) 779-5520

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on July 25, 2008, Lighting Science Group Corporation, a Delaware corporation (the “Company”), entered into that certain Loan Authorization Agreement (the “Original Loan Agreement”) and Demand Note (the “Original Note”) with the Bank of Montreal (“BMO”), pursuant to which BMO established a $20 million revolving line of credit for the Company. The Company and BMO subsequently entered into that certain First Amendment to Bank of Montreal Loan Authorization Agreement and Demand Note, that certain Second Amendment to Bank of Montreal Loan Authorization Agreement and Demand Note and that certain Third Amendment to Bank of Montreal Loan Authorization Agreement (as amended, the “Amended Loan Agreement”). In conjunction with the Amended Loan Agreement, the Company and BMO also executed that certain Allonge to Demand Note, that certain Second Allonge to Demand Note and that certain Replacement Demand Note (the “Amended Note”). The Amended Loan Agreement and the Amended Note increased the size of the Company’s revolving line of credit with BMO from $20 million to $25 million and extended the maturity date of the Loan Agreement to August 24, 2010 in the event that BMO does not make prior written demand.

The Amended Loan Agreement is guaranteed by Pegasus Partners IV, L.P. (“Pegasus IV”) in accordance with that certain Guaranty Agreement dated as of July 25, 2008, which was increased and extended in conjunction with the Amended Loan Agreement (the “Guaranty”). In conjunction with the Amended Loan Agreement, on March 15, 2010, the Company and Pegasus IV entered into that certain Amended and Restated Guaranty Extension Agreement (the “Guaranty Extension Agreement”), pursuant to which Pegasus IV agreed to increase its Guaranty and extend it through August 24, 2010 in exchange for a fee equal to the greater of: (a) 15% (on an annualized basis) of the Company’s average daily loan balance with BMO and (b) 1.0% (on an annualized basis) of the total transaction consideration received by the Company upon a change of control, if any.

Fourth Amendment to Loan Agreement with BMO

On April 19, 2010, the Company repaid $22.4 million of the outstanding principal balance on its revolving line of credit with BMO. On April 20, 2010, the Company and BMO entered into that certain Fourth Amendment to Bank of Montreal Loan Authorization Agreement (the “Fourth Amendment”), and the Company executed that certain Replacement Demand Note (the “Replacement Note”). The Fourth Amendment and the Replacement Note decreased the size of the Company’s revolving line of credit with BMO from $25 million to $10 million and extended the maturity date from August 24, 2010 to April 19, 2011. On the same date and in connection with the Fourth Amendment and the Replacement Note, Pegasus IV executed a Guarantor’s Acknowledgement and Consent (the “Guaranty Consent”) pursuant to which Pegasus IV acknowledged its Guaranty of the Company’s obligations pursuant to the Amended Loan Agreement, as amended by the Fourth Amendment.

Payment of Guaranty Fee to Pegasus IV

On April 20, 2010, in conjunction with the execution of the Fourth Amendment and in accordance with the Guaranty Extension Agreement, the Company issued Pegasus IV 1,555,860 units of the Company’s securities (“Units”) in satisfaction of the guaranty fee of $1,565,195 determined on April 20, 2010 pursuant to the Guaranty Extension Agreement. Each Unit consists of: (a) one share of the Company’s Series D Non-Convertible Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”), and (b) one warrant (collectively, the “Warrants”) entitling the holder thereof to purchase one share of the Company’s common stock, par value $0.001 per share. The Warrants are immediately exercisable with an exercise price of $6.00 per share of common stock, subject to adjustment, and have a term of 12 years.

Pegasus IV is the Company’s largest stockholder and beneficially owned approximately 87.1% of the Company’s common stock as of March 15, 2010 (calculated in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended).

Copies of the Fourth Amendment and the Replacement Note are filed as Exhibits 10.1 and 10.2, respectively, to this current report on Form 8-K and are incorporated herein by reference. You are encouraged to read the Fourth Amendment and the Replacement Note for a more complete understanding of their terms. The foregoing description of the Fourth Amendment and the Replacement Note is qualified in its entirety by reference to the full text of the Fourth Amendment and the Replacement Note.

Section 3 – Securities Trading and Markets

Item 3.02	Unregistered Sales of Equity Securities.

See Item 1.01 for a description of the terms of the Guaranty Extension Agreement and the Company’s issuance of 1,555,860 Units to Pegasus IV in satisfaction of the guaranty fee of $1,565,195 payable pursuant to the Guaranty Extension Agreement. These Units were issued based on a purchase price of $1.006 per Unit. Such sale of Units was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an exemption from registration for transactions not involving a public offering under Section 4(2) of the Securities Act, and the safe harbors for sales under Section 4(2) provided by Regulation D promulgated pursuant to the Securities Act.

On April 19, 2010, the Company also sold 24,097,148 Units to Pegasus IV and 869,777 Units to certain of Pegasus IV’s assignees pursuant to the option (the “Standby Purchase Option”) previously granted to Pegasus IV in the convertible note agreement, dated as of August 27, 2009, between the Company and Pegasus IV. The Units were purchased for $1.006 per Unit, and the Company received total cash proceeds of $25,076,069.19 in conjunction with the sale of Units pursuant to the Standby Purchase Option. As previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 23, 2010, the Company received $2.0 million from Pegasus IV as an advance payment for Units pursuant to the Standby Purchase Option. The $2.0 million advance accrued interest at the rate of 14% per annum. 40,415 of the Units issued to Pegasus IV were in satisfaction of the accrued interest on the advance payment, which totaled $40,657.36 as of April 18, 2010.

The Standby Purchase Option provided Pegasus IV and its assignees with the right to acquire any or all of the Units that were not subscribed for pursuant to the Company’s previously consummated rights offering (the “Rights Offering”). See Item 1.01 for a description of the terms of the Units.

Pegasus IV is the Company’s largest stockholder and beneficially owned approximately 87.1% of the Company’s common stock as of March 15, 2010 (calculated in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended). Michael Kempner, one of the Company’s directors, also purchased 99,403 Units pursuant to the Standby Purchase Option as an assignee of Pegasus IV.

The sale of Units pursuant to the Standby Purchase Option was exempt from registration under the Securities Act pursuant to an exemption from registration for transactions not involving a public offering under Section 4(2) of the Securities Act, and the safe harbors for sales under Section 4(2) provided by Regulation D promulgated pursuant to the Securities Act.

Section 8 – Other Events

Item 8.01	Other Events.

The consummation of the Rights Offering (including the exercise of the Standby Purchase Option): (i) eliminated the Company’s existing balance on its revolving line of credit, (ii) converted approximately $39.7 million of the Company’s short-term debt into Units consisting of Series D Preferred Stock (which must be redeemed on the eighth anniversary of the date of issuance or upon the Company’s earlier liquidation, dissolution or change of control) and Warrants thereby providing the Company with additional short-term liquidity to finance its working capital needs, and (iii) resulted in the Company’s issuance of 65,616,342 Units. In addition, as disclosed in Item 1.01 of this Current Report on Form 8-K, on April 20, 2010 the Company and BMO entered into the Fourth Amendment and the Company issued the Replacement Note. As of April 20, 2010, the Company did not have a balance on its revolving line of credit with BMO and therefore had $10 million available for borrowing.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

Number	Description of Exhibit

10.1	Fourth Amendment to Bank of Montreal Loan Authorization Agreement and Demand Note, dated as of April 20, 2010, by and between Lighting Science Group Corporation and Bank of Montreal

10.2	Replacement Demand Note, dated as of April 20, 2010, issued by Lighting Science Group Corporation to Bank of Montreal

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: April 21, 2010	By:	/S/ JONATHAN COHEN
	Name:	Jonathan Cohen
	Title:	Vice President and Chief Accounting Officer

EXHIBIT INDEX

Number	Description of Exhibit

10.1	Fourth Amendment to Bank of Montreal Loan Authorization Agreement and Demand Note, dated as of April 20, 2010, by and between Lighting Science Group Corporation and Bank of Montreal

10.2	Replacement Demand Note, dated as of April 20, 2010, issued by Lighting Science Group Corporation to Bank of Montreal